CORPORATE ACCESS NUMBER: 206277436

Alberta

BUSINESS CORPORATIONS ACT

CERTIFICATE

OF

DISCONTINUANCE

WEALTH MINERALS LTD.
CONTINUED FROM ALBERTA TO BRITISH COLUMBIA ON 2006/01/09.

01/16/2006

Complete Continuance to Another Jurisdiction - Registration Statement

Service Request Number: 8174862
Corporate Access Number: 206277436
Legal Entity Name: WEALTH MINERALS LTD.
Legal Entity Status: Con Out
Continuance Out Jurisdiction: BRITISH COLUMBIA
New Corporate Access Number: C0745243
New Legal Entity Name: WEALTH MINERALS LTD.
Continuance Out Date: 2006/01/09

Continuance Requester

Last/Legal Entity Name: TALBOT
First Name: LAWRENCE
Middle Name: W.
Street: P.O. BOX 49122, SUITE 2300, 1055 DUNSMUIR STREET
City: VANCOUVER
Province: BRITISH COLUMBIA
Postal Code: V7X 1J1
Country:

Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Share Structure	ELECTRONIC	2001/08/22
Other Rules or Provisions	ELECTRONIC	2001/08/22
Consolidation, Split, Exchange	ELECTRONIC	2001/08/22
Certificate of Continuance	10000404100111093	2006/01/16

Registration Authorized By: MICHAEL J. PERKINS
AGENT OF CORPORATION